UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, Thomas M. Nealon was appointed to the Board of Directors (the “Board”) of Fossil, Inc. (the “Company”), effective immediately. Mr. Nealon has not been appointed to any committees of the Board.

Mr. Nealon is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

For his service on the Board, Mr. Nealon will receive the Company’s compensation for a non-employee director. Such compensation currently consists of an annual retainer of $52,500, a fee of $1,500 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour. The annual retainer to be paid to Mr. Nealon is paid on a quarterly basis in arrears and shall be pro-rated for the second quarter to reflect the number of days between the date of his appointment and June 30, 2012, the end of the second calendar quarter.

In addition, pursuant to the Company’s 2008 Long-Term Incentive Plan, as amended, Mr. Nealon received a grant of restricted stock units as of the effective date of his appointment. On April 16, 2012, Mr. Nealon was granted restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $100,000, pro-rated to reflect the number of days between the date of his appointment and the one year anniversary of the 2011 Annual Stockholders Meeting. Mr. Nealon would also receive an additional grant of restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $120,000 on the date of the Company’s 2012 Annual Meeting of Stockholders if he is then serving as a non-employee director. The restricted stock units granted to Mr. Nealon vest and are convertible into shares of common stock (i) upon the first anniversary of the date of grant for the restricted stock units granted upon his appointment to the Board; and (ii) upon the earlier of the first anniversary of the date of grant or the first Annual Stockholders Meeting following the date of grant for the restricted stock units to be granted on the date of the 2012 Annual Stockholders Meeting; provided that Mr. Nealon is providing services to the Company or its subsidiaries on such date.

On April 16, 2012, the Company issued a press release announcing the appointment of Mr. Nealon, which is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 16, 2012, announcing the appointment of a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2012

FOSSIL, INC.

By:	/s/ Mike L. Kovar

Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 16, 2012, announcing the appointment of a director.

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